Exhibit 10.03
EXECUTION COPY

SHARE REPURCHASE AGREEMENT

THIS SHARE REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 12th day of May, 2015, by and among Randall L. Crawford (the “Seller”) and EQT Corporation, a Pennsylvania corporation (the “Purchaser”).
RECITALS
WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, a number of shares of Common Stock, no par value, of the Purchaser with a value, based on the Purchase Price (as defined below), equal to $525,000 (the “Repurchase Shares”), on the terms and conditions set forth in this Agreement (the “Repurchase Transaction”).
WHEREAS, the members of the board of directors of the Purchaser have (i) received and reviewed all information they deemed necessary or appropriate in considering the Repurchase Transaction, (ii) concluded that it is in the best interests of the Purchaser to enter into the Repurchase Transaction in accordance with this Agreement and (iii) approved the Repurchase Transaction and related transactions that may be required in connection with the Repurchase Transaction.
NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
Article I
SALE AND PURCHASE OF REPURCHASE SHARES
Section 1.1    Purchase. Upon the terms and subject to the conditions of this Agreement, and in reliance on the representations, warranties and agreements set forth in this Agreement, at the Closing (as defined below), the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, the Repurchase Shares. The purchase price (the “Purchase Price”) for each Repurchase Share shall be equal to the closing price for the Purchaser’s Common Stock on the date prior to the Closing Date (as defined below) as reported on the New York Stock Exchange. Any fractional Repurchased Share shall be rounded to the next whole share.
Section 1.2    Closing. The closing of the Repurchase Transaction (the “Closing”) will take place at the Purchaser’s offices in Pittsburgh, Pennsylvania on the business day following the pricing of EQT GP Holdings, LP’s anticipated initial public offering and after satisfaction or waiver of all conditions set forth in Section 1.3 hereof (the “Closing Date”). At the Closing, (a) the Seller shall deliver or cause to be delivered to the Purchaser all of the Seller’s right, title and interest in and to the Repurchase Shares (including causing the Repurchase Shares to be electronically transferred to the Purchaser’s account at the transfer agent for the Purchaser), together with all documentation reasonably necessary to transfer to Purchaser all right, title and interest in and to the Repurchase Shares, and (b) the Purchaser shall pay to the Seller the aggregate Purchase Price in respect of the Repurchase Shares in cash by wire transfer of immediately available funds in accordance with the wire transfer instructions provided by the Seller to the Purchaser.

Section 1.3    Closing Conditions.
(a)    The obligations of the Purchaser to consummate the Repurchase Transaction at the Closing are subject to the following conditions:

(i)	The representations and warranties of the Seller contained in this Agreement shall be true and accurate as of the Closing Date.

(ii)
No order of any nature issued by a court of competent jurisdiction restraining, prohibiting or affecting the consummation of the Repurchase Transaction (a “Court Order”) shall be in effect, and no claim, suit, action, investigation, inquiry or other proceedings by any governmental authority or other person (a “Governmental Proceeding”) shall be pending or threatened which questions the validity or legality of the Repurchase Transaction or prohibits the consummation of the Closing.

(b)    The obligations of the Seller to consummate the Repurchase Transaction at the Closing are subject to the following conditions:

(i)	The representations and warranties of the Purchaser contained in this Agreement shall be true and accurate as of the Closing Date.

(ii)
No Court Order shall be in effect, and no Governmental Proceeding shall be pending or threatened which questions the validity or legality of the Repurchase Transaction or prohibits the consummation of the Closing.

Section 1.4    Termination. This Agreement shall automatically terminate if the Closing does not occur by May 31, 2015.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLER
The Seller hereby makes the following representations and warranties to the Purchaser, each of which is true and correct on the date hereof and the Closing Date and shall survive the Closing Date.
Section 2.1    Power; Authorization and Enforceability.
(a)    The Seller is a resident of the Commonwealth of Pennsylvania with all necessary power, authority and capacity to execute and deliver this Agreement, to perform his or her obligations hereunder, and to consummate the transactions contemplated hereby. All consents, orders, approvals and other authorizations, whether governmental or otherwise, necessary for such execution, delivery and performance by the Seller of this Agreement and the Repurchase Transaction have been obtained and are in full force and effect.

(b)    This Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
Section 2.2    No Conflicts. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the Repurchase Transaction does not and will not constitute or result in a violation of any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body (“Law”) on the part of the Seller, except as would not reasonably be expected to have a material adverse effect upon the ability of the Seller to consummate the Repurchase Transaction and perform his or her obligations under this Agreement. Assuming the accuracy of the representations and warranties set forth in Article III, the execution and delivery of this Agreement by the Seller and the performance and consummation of the Repurchase Transaction do not require any registration, filing (except for filings pursuant to the Securities Exchange Act of 1934), qualification, consent, authorization or approval under any Law.
Section 2.3    Title to Repurchase Shares. The Seller is the sole legal and beneficial owner of and has good and valid title to the Repurchase Shares and upon delivery to the Purchaser of the Repurchase Shares to be sold by the Seller to the Purchaser, against payment made pursuant to this Agreement, good and valid title to such Repurchase Shares, free and clear of any lien, pledge, charge, security interest, mortgage, or other encumbrance or adverse claim, will pass to the Purchaser.
Section 2.4    Sophistication of Seller. The Seller (either alone or together with its advisors) has such knowledge and experience in financial or business matters that he or she is capable of evaluating the merits and risks of the Repurchase Transaction. The Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Repurchase Transaction and the Repurchase Shares and has had full access to such other information concerning the Repurchase Shares and the Purchaser as it has requested. The Seller has received all information that it believes is necessary or appropriate in connection with the Repurchase Transaction. The Seller is an informed and sophisticated party and has engaged, to the extent the Seller deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. The Seller acknowledges that the Seller has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Purchaser, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Seller in this Agreement.
Section 2.5    Filings. The Seller will make all necessary filings required under federal and state securities laws and regulations or any other applicable laws or regulations in connection with the Repurchase Transaction.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby makes the following representations and warranties to the Seller, each of which is true and correct on the date hereof and the Closing Date and shall survive the Closing Date.
Section 3.1    Power; Authorization and Enforceability.
(c)    The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has the power, authority and capacity to execute and deliver this Agreement, to perform the Purchaser’s obligations hereunder, and to consummate the transactions contemplated hereby. All consents, orders, approvals and other authorizations, whether governmental, corporate or otherwise, necessary for such execution, delivery and performance by the Purchaser of this Agreement and the transactions contemplated hereby have been obtained and are in full force and effect.
(d)    This Agreement has been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Seller, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
Section 3.2    No Conflicts. The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby does not and will not constitute or result in a breach, violation or default under (i) any agreement or instrument, whether written or oral, express or implied, to which the Purchaser is a party, (ii) the Purchaser’s articles of incorporation or bylaws or (iii) any Law on the part of the Purchaser, except, in each case, as would not reasonably be expected to have a material adverse effect upon the ability of the Purchaser to consummate the Repurchase Transaction and perform its obligations under this Agreement. Assuming the accuracy of the representations and warranties set forth in Article II, the execution and delivery of this Agreement by the Purchaser and the performance and consummation of the Repurchase Transaction do not require any registration, filing (except for filings pursuant to the Securities Exchange Act of 1934), qualification, consent or approval under any Law.
Section 3.3    Sophistication of Purchaser. The Purchaser has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Repurchase Transaction. The Purchaser is an informed and sophisticated party and has engaged, to the extent the Purchaser deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. The Purchaser acknowledges that the Purchaser has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Seller, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Purchaser in this Agreement.
ARTICLE IV
MISCELLANEOUS PROVISIONS

Section 4.1    Notice. All notices, requests, certificates and other communications to either party hereunder shall be in writing and given to the other party hereto and shall be deemed given or made (i) as of the date delivered, if delivered personally, (ii) on the date the delivering party receives confirmation, if delivered by facsimile or electronic mail, (iii) three business days after being mailed by registered or certified mail (postage prepaid, return receipt requested), or (iv) one business day after being sent by overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.1).
If delivered to the Purchaser, to:
EQT Corporation
625 Liberty Avenue, Suite 1700
Pittsburgh, PA 15222
Attention: General Counsel
Facsimile No.:
Email:
if to the Seller, to:
Name: Randall L. Crawford
Address:

Facsimile No.:
Email:
Section 4.2    No Broker. Except as previously disclosed to the other party, no party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transaction contemplated hereby.
Section 4.3    Entire Agreement. This Agreement and the other documents and agreements executed in connection with the Repurchase Transaction shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.
Section 4.4    Assignment; Binding Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by either of the parties without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 4.4 shall be null and void.
Section 4.5    Counterparts. This Agreement may be executed and delivered (including by facsimile or electronic mail transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, telefax or electronic transmission shall be considered original executed counterparts for purposes of this Section 4.5.
Section 4.6    Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to any conflicts of Laws principles which would result in the application of the Laws of any other jurisdiction. To the fullest extent permitted by Law, each party hereto waives any and all rights such party may have to a jury trial with respect to any dispute arising under this Agreement or the Repurchase Transaction.
Section 4.7    No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.
Section 4.8    Amendments; Waivers. This Agreement and its terms may not be changed, amended, waived, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto.
Section 4.9    Further Assurances. Each party hereto shall use its reasonable best efforts to do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as the other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
Section 4.10    Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 4.11    Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the Repurchase Transaction.
Section 4.12    Expenses. Each of the Purchaser and the Seller shall bear their own expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
(Signatures appear on the next page.)

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.
THE PURCHASER:
EQT Corporation

By:     /s/ Philip P. Conti
Name:     Philip P. Conti
Title: Senior Vice President and Chief
Financial Officer

THE SELLER:
/s/ Randall L. Crawford
Randall L. Crawford